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                                                                    Exhibit 3.92

                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE

                               CORPORATION BUREAU



                         LIMITED PARTNERSHIP CERTIFICATE



         In compliance with the requirements of 59 Pa. C.S. Sec. 512 (relating to formation), the undersigned, desiring to form a limited partnership, do this 10th day of December, 1980, hereby certify:

         1. The name of the partnership is ROSE HOLLOW CROSSING ASSOCIATES (the "Partnership").

         2. The character of the Partnership business shall be: To acquire real estate, construct certain improvements thereon predominantly for sale, and with respect to that which is not sold, to own, lease and hold the same for investment.

         3. The location of the Partnership's principal place of business shall be: 101 Witmer Road, Horsham, PA 19044.

         4. The name and place of residence of each General and Limited Partner is designated on Schedule A attached hereto and incorporated herein by reference. (Hereinafter, the General Partner and the Limited Partners designated on Schedule A may sometimes be referred to as the "General Partner" and the "Limited Partners" and sometimes be collectively referred to as the "Partners" and individually referred to as a "Partner").


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         5. The term for which the Partnership is to exist shall commence upon the date first above written and shall continue until December 31, 2030, unless sooner dissolved in accordance with the Limited Partnership Agreement (as hereinafter defined).

         6. The amount of cash and a description of and the agreed value of other property contributed by each Limited Partner to the Partnership as an initial capital contribution is set forth opposite each such Partner's name on Schedule A.

         7. No Limited Partner is required to contribute to the Partnership any additional capital contribution.

         8. Capital contributions of the Limited Partners shall be returned only upon dissolution of the Partnership and distribution of its assets, to the extent any then remains, as provided in Article VIII of the Limited Partnership Agreement.

         9. The share of the profits or other compensation by way of income which each Limited Partner shall receive by reason of his initial capital contribution (his "Percentage Interest") is also set forth opposite each such Partner's name on Schedule A. Each Limited Partner's Percentage interest is subject, however, to adjustment as provided in Sections 2.2 and 7.7 of the Limited Partnership Agreement.

         10. Each Limited Partner's interest in the Partnership is assignable in whole or in part, but only in accordance with the provisions of the Limited Partnership Agreement. The requirements set forth therein include, but are not limited to, the following: (i) the assigning Limited Partner shall give written notice to the General Partner, (ii) the assignee shall agree in writing to be bound by all of the provisions of the Limited Partnership Agreement, to assume all obligations with respect to the assigned interest, and to execute such other instruments as required by the General Partner, and (iii) the assigning Limited Partner shall deliver to the General Partner a satisfactory legal opinion to the effect that the assignment may be legally accomplished without registration under all applicable securities laws; provided, however, that the assigning Limited Partner shall not be relieved of his responsibilities under the Limited Partnership Agreement without the consent of the General Partner. In addition, the right of a Limited Partner to assign his interest is subject to a right of first refusal in favor of the General Partner and the other Limited Partners as more particularly set forth in Section 7.3 of the Limited Partnership Agreement. An assignee of a Limited Partner's interest shall, however, only become a substituted Limited Partner if the terms and conditions set forth in Section 7.4 of the Limited Partnership Agreement are satisfied.

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         11. The General Partner has the exclusive right to admit additional
Limited Partners into the Partnership subject to the terms and conditions provided in Section 7.7 of the Limited Partnership Agreement.

         12. No Limited Partner shall have priority over any other Partner as to contributions or compensation by way of income

         13. No Limited Partner has the right to demand and receive property other than cash in return for his capital contribution, except in certain limited circumstances.

         14. Each Limited Partner does hereby constitute and appoint the General Partner his true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to and file:

            (a) Any certificate (including, without limitation, this Certificate) or other instrument which may be required to be filed by the Partnership under the laws of any State or of the United States or deemed necessary or desirable to accomplish the purposes of the Partnership; and

            (b) Any and all instruments, modifications, or cancellations of such certificate or instrument, including without limitation any amendment to this Certificate required to admit any substitute or additional Limited Partner or General Partner, to clarify any incorrect statement herein, or cancel the Limited Partnership Agreement and this Certificate upon the dissolution and termination of the Partnership, all in accordance with the provisions of the Limited Partnership Agreement.

This power of attorney, being coupled with an interest, is irrevocable and shall not be revoked by the death, incompetency or dissolution of Party Partner. This power of attorney shall also survive an assignment by a Limited Partner of the whole or any part of the amounts distributable to him pursuant to the Limited Partnership Agreement. If a Limited Partner transfers his Partnership Interest, this power of attorney shall survive the delivery of the instruments effecting such transfer for the sole purpose of enabling the General Partner to execute, acknowledge, swear to and file any and all instruments necessary to effect the substitution of the transferee as a Limited Partner and until the transferee is admitted to the Partnership as a substitute Limited Partner, such power of attorney shall remain in full force and effect.

         15. As between the General Partner and the Limited Partners, the terms of this Limited Partnership Certificate are qualified in their entirety by the Limited Partnership Agreement dated as of December 10, 1980 (the "Limited Partnership Agreement") by and between all of the parties hereto.

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         IN WITNESS WHEREOF, the parties have executed this Certificate on the day and year first written above.


                                                  GENERAL PARTNER

                                                  Rose Hollow Crossing, Inc.


Attest: Bruce E. Toll, sec.                       By: Robert I. Toll
        -------------------                           -----------------
                                                      President


                                                  LIMITED PARTNERS

                                                  Robert I. Toll
                                                  ------------------
Sworn to, signed, sealed and delivered            ROBERT I. TOLL
this 15th day of December 1980.

Dianne  E. Wilson
-----------------
Notary Public
                                                  Bruce E. Toll
                                                  ------------------
                                                  BRUCE E. TOLL

Sworn to, signed, sealed and delivered
this 15th day of December 1980.

Dianne  E. Wilson
-----------------
Notary Public

[Notary Seal]




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                                   SCHEDULE A

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Name and Address             Initial Capital Contribution    Percentage Interest
----------------             ----------------------------    -------------------

GENERAL PARTNER

Rose Hollow Crossing, Inc.                                   1%
101 Witmer Road
Horsham, PA  19044

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LIMITED PARTNERS             $100.00                         49.5%
Robert I. Toll
P.O. Box 224
Solebury, PA 18963

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Bruce E. Toll                $100.00                         49.5%
1477 Rydal Road
Rydal, PA 19046

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